Exhibit 99.1

For Immediate Release

OPENWAVE ANNOUNCES PRELIMINARY SECOND QUARTER FISCAL 2002
RESULTS

Management to Speak Today at Morgan Stanley Dean Witter Internet, Software
& Networking Conference

Redwood City, Calif. – January 8, 2002 — Openwave Systems Inc. (Nasdaq: OPWV), the worldwide leader of open, IP-based communications infrastructure software and applications, today announced ahead of management’s presentation at the Morgan Stanley Dean Witter Internet, Software & Networking Conference in Scottsdale, Arizona that revenues for the second quarter ended December 31, 2001 are expected to be approximately $92 million to $97 million with pro forma loss of approximately $.06 to $0.09 per share, excluding investment, goodwill and other merger and acquisition-related charges, stock-based compensation expenses, and restructuring charges. This compares with the December quarter outlook provided by management on October, 29 2001 for revenues of $100 million, plus or minus fifteen percent, and for a pro forma loss per share of between $0.06 and $0.19 per share.

Openwave’s actual Generally Accepted Accounting Principal-based and pro forma fiscal second quarter 2002 financial results will be announced Tuesday, January 22, 2002 at approximately 1:05 p.m (Pacific) and the Company will hold a conference call at 2:00 p.m. (Pacific). Management intends to review the actual results of the quarter and to present its outlook for the third quarter of fiscal 2002 at that time. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at 877-807-0527 (U.S. domestic) or 973-872-3100 (international). A replay will be available 48 hours following the conference call through the Company’s web site or by telephone at 877-519-4471 (U.S. domestic) or 973-341-3080 (international), passcode 3051876.

The results announced today are preliminary and subject to change.

Morgan Stanley Dean Witter Webcast Information

As previously announced on January 1, 2002, investors may listen to a live webcast presentation by Don Listwin, president and chief executive officer and Alan Black, senior vice president and chief financial officer today at 12:00 noon (Pacific) over the Internet through the Company’s web site at http://investor.openwave.com/calendar.cfm?CompanyID=opwv. A replay will be available for 48 hours following the conference.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the worldwide leader of open Internet-based communication infrastructure software and applications. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe and the Middle East including Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the success of the GSM Association’s Mobile Service Initiative; (d) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of the Company’s software; (e) the ability to manage the Company’s growth; (f) the ability to continue to obtain qualified, experienced employees; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and technologies and integrate such acquisitions; (i) competition and technological changes and developments; (j) general risks of the Internet and wireless and wireline telecommunications sectors; and (k) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and the Annual Report on Form 10-K for the fiscal year ended June 30, 2001. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

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Openwave, the Openwave logo and Services OS are trademarks of Openwave Systems Inc. All other trademarks and registered trademarks are trademarks of their respective holders.

INVESTOR CONTACTS:

Alan Black, Chief Financial Officer	Mike Musson, Investor Relations
Openwave Systems Inc.	Openwave Systems Inc.
(650) 480-4888	(805) 884-5352
alan.black@openwave.com	mike.musson@openwave.com

MEDIA CONTACT:

Michele Landry, Corporate Public Relations
Openwave Systems Inc.
(650) 480-4622
michele.landry@openwave.com